Exhibit 10(c)


                                 AMENDMENT NO. 2
                                       TO
                              EMPLOYMENT AGREEMENT


     This Amendment No. 2, dated as of March 15, 2005 (the "Amendment") to the Employment Agreement dated as of March 19, 2003, as amended by Amendment No. 1 thereto (together, the "Agreement") by and among SPRINT CORPORATION, a Kansas corporation ("SPRINT"), SPRINT/UNITED MANAGEMENT COMPANY, a Kansas corporation and subsidiary of SPRINT ("SUMC") (SPRINT, SUMC and their subsidiaries are collectively referred to herein as the "Company"), and Gary D. Forsee ("Executive"). Capitalized terms, if not otherwise defined herein, have the meanings set forth in or provided by the Agreement, including in said Amendment No. 1.

                              W I T N E S S E T H:

     WHEREAS, Sprint and Executive have determined to amend the Agreement as set forth below, to be effective upon and following the Effective Time.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and Executive agree as follows, conditioned upon and subject to the consummation of the Merger:

     1. Section 2.01 of the Agreement is hereby amended and restated as follows:

          "Section 2.01. Base Salary. The Company shall pay Executive an annual base salary (the "Base Salary") at the annual rate of $1,400,000, payable in equal monthly installments or otherwise in accordance with the payroll and personnel practices of the Company from time to time. Base Salary shall be reviewed annually by the Board or a committee thereof to which the Board may from time to time have delegated such authority (the "Committee") for possible increase (but not decrease) in the sole discretion of the Board or the Committee, as the case may be."

     2. Section 2.02(a)(i) of the Agreement is hereby amended in its entirety to read as follows:

          "With respect to each fiscal year in the Employment Term, Executive shall be eligible to participate in the Company's Short-Term Incentive Plan, with a target bonus opportunity of not less than 170% of Base Salary (the "Basic Bonus Amount") and a maximum bonus opportunity of 200% of the Basic Bonus Amount. For 2005, the target annual bonus opportunity shall be the sum of $2,040,000 prorated for the portion of the year prior to the consummation of the Merger and $2,380,000 prorated for the portion of the year after such consummation.







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     Except as provided in Section  2.02(a)(ii) or as may be payable pursuant to
     Article 3, Executive is not guaranteed the payment of any annual bonus."

     3.  Article 2 of the  Agreement is hereby  amended by adding  thereto a new
Section 2.02A reading as follows:

          "Following the Effective Time, Executive shall participate in a long-term incentive plan (the "LTIP") providing for the grant of equity and/or cash-based awards such as options, restricted shares, restricted share units and performance awards denominated in cash or shares. Awards to Executive under the LTIP will be determined by the Committee in its discretion, provided that (i) the target value for the first annual award under the LTIP to Executive after the Effective Time shall not be less than $10,000,000, (ii) the guideline target value of the second such annual award shall be $10,000,000, and (iii) each such annual award shall be performance-based."

     4. Article 6 of the Agreement is hereby amended by adding thereto a new
Section 6.17 reading as follows:

          "The intent of the parties is that the compensation arrangements under this Agreement will be in full compliance with Section 409A of the Internal Revenue Code ("409A") and the parties agree that to the extent any provision hereof would be in violation thereof it will be adjusted in such manner as the parties will mutually agree to be in compliance with 409A and to maintain the intent hereof to the maximum extent possible."

     5. Unless specifically modified herein, all other terms and conditions of the Agreement shall remain in effect.

                            [Signature Page Follows]







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     IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as provided in the recitals hereto.

                                   SPRINT CORPORATION


      /s/ Gary D. Forsee           By:  /s/ James G. Kissinger
      Gary D. Forsee                    Name:   James G. Kissinger
                                        Title:  Senior Vice President -
                                                Human Resources


                                   SPRINT/UNITED MANAGEMENT COMPANY


                                   By:  /s/ Claudia S. Toussaint
                                        Name:   Claudia S. Toussaint
                                        Title:  Vice President, Corporate
                                                Governance and Ethics, and
                                                Assistant Secretary












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